                                                                      EXHIBIT 11


                           MEDPARTNERS/MULLIKIN, INC.

             COMPUTATIONS OF PRO FORMA NET INCOME (LOSS) PER SHARE

                                                                                                    SIX MONTHS
                                                                                                       ENDED
                                                                    YEAR ENDED DECEMBER 31,           JUNE 30,
                                                                -----------------------------    -------------------
                                                                  1993      1994       1995        1995       1996
                                                                --------   -------    -------    --------   --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Pro forma net income (loss) . . . . . . . . . . . . . . . . .   $ (1,768)  $(3,072)   $   558    $ 10,731   $ (5,275)
                                                                ========   =======    =======    ========   ========
PRIMARY
 Weighted average common shares outstanding . . . . . . . . .     19,955    28,105     40,509      40,590     49,152
 Weighted average redeemable preferred stock  . . . . . . . .        --        --       1,131         --         --
 Net common shares issuable on exercise of certain
  stock options(1)(2) . . . . . . . . . . . . . . . . . . . .        --        --       1,080       1,277        882
                                                                --------   -------    -------    --------   --------
 Average common and common equivalent shares outstanding  . .     19,955    28,105     42,720      41,867     50,034
                                                                ========   =======    =======    ========   ========
 Per share amounts  . . . . . . . . . . . . . . . . . . . . .   $  (0.09)  $ (0.11)   $  0.01    $   0.26   $  (0.11)
                                                                ========   =======    =======    ========   ========

FULLY DILUTED
 Weighted average common shares outstanding . . . . . . . . .     19,995    28,105     40,509      40,590     49,152
 Weighted average redeemable preferred stock  . . . . . . . .        --        --       1,131         --         --
 Net common shares issuable on exercise of certain
  stock options(1)(2) . . . . . . . . . . . . . . . . . . . .        --        --       1,080       1,300        882
                                                                --------   -------    -------    --------   --------
 Average common and common equivalent shares outstanding  . .     19,995    28,105     42,720      41,890     50,034
                                                                ========   =======    =======    ========   ========
 Per share amounts  . . . . . . . . . . . . . . . . . . . . .   $  (0.09)  $ (0.11)   $  0.01    $   0.26   $  (0.11)
                                                                ========   =======    =======    ========   ========

PRO FORMA(3)
 Weighted average common shares outstanding . . . . . . . . .     19,995    28,105     40,509      40,590     49,152
 Weighted average redeemable convertible preferred stock  . .      7,001     7,001      1,131         --         --
 Net common shares issuable on exercise of certain stock
  options(1)  . . . . . . . . . . . . . . . . . . . . . . . .      1,447     1,447      1,080       1,277        882
                                                                --------   -------    -------    --------   --------
 Average pro forma common and common equivalent shares
  outstanding . . . . . . . . . . . . . . . . . . . . . . . .     28,403    36,553     42,720      41,867     50,034
                                                                ========   =======    =======    ========   ========
 Per share amounts  . . . . . . . . . . . . . . . . . . . . .   $  (0.06)  $ (0.08)   $  0.01    $   0.26   $  (0.11)
                                                                ========   =======    =======    ========   ========

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(1)      Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.
(2) Common shares issuable on exercise of certain stock options were not included in the calculation of average common and common equivalent shares outstanding for 1993 and 1994 since the effect of inclusion would be antidilutive.
(3) Pro forma net loss per share is computed by dividing pro forma net loss by the number of common and common equivalent shares outstanding during the periods in accordance with the applicable rules of the Securities and Exchange Commission. All stock options and warrants issued have been considered as outstanding common stock equivalents for all periods presented, even if anti-dilutive, under the treasury stock method. Shares of common stock issued upon conversion of the redeemable convertible preferred stock were assumed to be common stock equivalents for all periods presented.

NOTE: The Company has merged with the following entities subsequent to December 31, 1994 in transactions that were accounted for as pooling of interests. Accordingly, the Company's historical computations of pro forma net loss per share for all periods prior to the effective dates of these mergers have been restated to include the results of these entities.

ENTITY NAME                                                                     EFFECTIVE DATE OF MERGER
-----------                                                                     ------------------------
MEDCTR, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     June 20, 1995
Team Health . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     June 30, 1995
Texas Back Institute Physicians, P.A. . . . . . . . . . . . . . . . . . . .     September 29, 1995
Texas Back Institute, Inc.  . . . . . . . . . . . . . . . . . . . . . . . .     November 2, 1995
Vanguard Healthcare Group, Inc. . . . . . . . . . . . . . . . . . . . . . .     November 13, 1995
Mullikin Medical Enterprises, L.P. and related real estate partnerships . .     November 29, 1995
Retina and Vitreous Associates of Alabama, P.C. . . . . . . . . . . . . . .     December 29, 1995
Pacific Physician Services, Inc.  . . . . . . . . . . . . . . . . . . . . .     February 22, 1996
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